UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the Securities Exchange
                            Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2001



British Columbia
----------------
(State or other	   (Commission File No.)        (IRS Employer
Jurisdiction of                                  Identification
incorporation)                                   No.)


                   930 West 1st Street, Suite 102,
          North Vancouver, British Columbia, Canada V7P 3N4
              (Address of principal executive offices)

Registrant's telephone number, including area code:  (604)
988-0440



ITEM 5.  OTHER MATTERS

PRIVATE PLACEMENT

On February 22, 2001 Sideware Systems Inc. completed a private placement of 5,229,752 units. Each unit consists of one share and one share purchase warrant. Each share purchase warrant entitles the holder to acquire one additional share for a period of three years. The exercise price of the warrants is $1.00. 1,562,500 of the units were sold to directors or officers of the Company, or private investment companies with which they are associated. The price of the units was $0.76 per unit for arm's length purchasers and $0.80 per unit for directors and officers of the Company. The Company also issued 526,316 broker's warrants in connection with the private placement. Each broker's warrant entitles the holder to acquire one unit for a period of three years at a price of $0.76 per unit.



                       Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SIDEWARE SYSTEMS INC.

                              "Grant Sutherland"
Date:  March 7, 2001
                              Grant Sutherland, Chairman